Exhibits 10.1

FIRST AMENDMENT TO

STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (this “Amendment”), is made and entered into as of April 30, 2009, by and between The Colonial BancGroup, Inc., a Delaware corporation (the “Company”) and Taylor, Bean & Whitaker Mortgage Corp., a Florida corporation (“TBW” and, together with each of the Purchasers listed on Schedule 1 of the Purchase Agreement referred to below, each a “Purchaser” and collectively, “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company and TBW executed and delivered that certain Stock Purchase Agreement, dated as of March 31, 2009 (the “Purchase Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, the Company and TBW now wish to amend the Purchase Agreement to extend the due diligence period and extend the signing period for the other Purchasers, all as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1. Amendments to Article 6 (Additional Agreements).

(a) Section 6.5(b) of the Purchase Agreement is deleted in its entirety and the following substituted in lieu thereof:

“(b) Notwithstanding the foregoing Section 6.5(a), in the event that, at any time before close of business on May 22, 2009, the Company receives an unsolicited Acquisition Proposal and the Company Board concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, the Company may, and may permit the Company Subsidiaries and its and the Company Subsidiaries’ representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the Company Board concludes in good faith (and based on the advice of counsel) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties under applicable law; provided that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to the Company than any confidentiality agreement entered into with Purchasers relating to the Transaction. The Company will promptly (and in any event within two (2) Business Days) advise Purchasers following receipt of any Acquisition

Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and will keep Purchasers apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis.”

Section 2. Amendments to Article 8 (Closing Conditions).

(a) Section 8.2(k) of the Purchase Agreement is hereby deleted in its entirety.

(b) Section 8.2(l) of the Purchase Agreement is hereby amended by changing the date included in the proviso thereof from “May 1, 2009” to “May 23, 2009.”

(c) Section 8.3(g) of the Purchase Agreement is hereby amended by changing the date included therein from “April 30, 2009” to “May 22, 2009.”

Section 3. Amendments to Section 9.1 (Termination). Subsections (g) and (i) of Section 9.1 of the Purchase Agreement are hereby amended by changing the date included therein from “April 30, 2009” to “May 22, 2009.”

Section 4. Future References. All future references to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended hereby.

Section 5. No Other Changes. Except as expressly amended and modified herein, all terms, covenants and provisions of the Purchase Agreement shall remain unaltered and in full force and effect, and the parties hereto expressly ratify and confirm the Purchase Agreement as modified herein.

Section 6. Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by PDF formatted page sent by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

COMPANY:

THE COLONIAL BANCGROUP, INC.

By:
Name:
Title:

TBW:

TAYLOR, BEAN & WHITAKER MORTGAGE CORP.

By:
Name:
Title:

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